Exhibit 99.2

BF Bolthouse Holdco, LLC

Audited Consolidated Financial Statements

As of and for the Year ended March 31, 2012

BF Bolthouse Holdco, LLC
Consolidated Financial Statements

Independent Auditors' Report

The Board of Managers and Members
BF Bolthouse Holdco, LLC:

We have audited the accompanying consolidated balance sheet of BF Bolthouse Holdco, LLC and subsidiaries (the Company) as of March 31, 2012, and the related consolidated statements of operations, members' equity and accumulated other comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BF Bolthouse Holdco, LLC and subsidiaries as of March 31, 2012, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
June 15, 2012

BF Bolthouse Holdco, LLC and Subsidiaries
Consolidated Balance Sheet
(in thousands)

March 31,
2012
ASSETS
Current assets
Cash and cash equivalents	$15,226
Trade receivables, net	65,273
Inventories	89,832
Prepaid expenses and other current assets	3,981
Income tax receivable	6,837
Deferred income taxes	2,488
Total current assets	183,637

Property, plant and equipment, net	237,021
Goodwill	448,423
Intangible assets, net	143,437
Deferred financing costs	13,106
Other	14,341
Total assets	$1,039,965

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$57,296
Accrued salaries, wages and benefits	18,600
Accrued interest	1,507
Other accrued expenses	11,422
Current maturities of long-term debt	5,403
Current portion of capital lease obligations	1,038
Total current liabilities	95,266

Term loans	643,949
Original Issue Discount	(6,289)
Capital lease obligations	1,427
Deferred income taxes	74,534
Other	6,804
Total liabilities	815,691

Members' equity
Class A common units	286,261
Class B common units	1,095
Members' equity	(64,241)
Note receivable from shareholders	(1,205)
Accumulated other comprehensive income	2,364
Total members' equity	224,274
Total liabilities and members' equity	$1,039,965

See accompanying notes to the consolidated financial statements.

BF Bolthouse Holdco, LLC and Subsidiaries
Consolidated Statement of Operations
(in thousands)

Year ended March 31, 2012
Revenue	$688,902

Cost of goods sold	527,215

Gross profit	161,687

Selling, general and administrative expenses	74,490
Plant closure	9,173
Gain on disposal of assets	(984)

Income from operations	79,008

Interest income	(79)
Interest expense	49,955
Other income	(243)

Income before provision for income taxes	29,375
Provision for income taxes	21,775

Net income available to common unitholders	$7,600

See accompanying notes to the consolidated financial statements.

BF Bolthouse Holdco, LLC and Subsidiaries
Consolidated Statement of Members' Equity and
Accumulated Other Comprehensive Income
(in thousands)

						Note	Accumulated
	Class A		Class B			Receivable	Other	Total
	Common Units		Common Units		Members'	From	Comprehensive	Members'
	Shares	Amount	Shares	Amount	Equity	Shareholders	Income	Equity

Balance, March 31, 2011	361,481	$286,281	40,283	$1,093	$(71,841)	$(1,205)	$2,475	$216,783

Comprehensive income:
Net income	-	-	-	-	7,600	-	-	7,600
Cumulative translation adjustment	-	-	-	-	-	-	(111)	(111)
Total comprehensive income	-	-	-	-	7,600	-	(111)	7,489
Issuance of common units	-	-	1,800	2	-	-	-	2
Repurchase of common units	-	-	(2,004)	-	-	-	-	-
Balance, March 31, 2012	361,481	$286,261	40,079	$1,095	$(64,241)	$(1,205)	$2,364	$224,274

	See accompanying notes to the consolidated financial statements.

BF Bolthouse Holdco, LLC and Subsidiaries
Consolidated Statement of Cash Flows
(in thousands)

Year ended
March 31,
2012
Cash flows from operating activities
Net income available to common unit holders	$7,600
Adjustments to reconcile net income available to common unit holders to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	60,650
Amortization of deferred financing costs	2,926
Amortization of original issue discount	633
Provision for losses on accounts receivables	207
Deferred income taxes	8,141
Gain on disposal of assets	(984)
Asset impairment related to facility closure	6,577
Change in operating assets and liabilities:
Trade receivables	(7,920)
Inventories	(12,731)
Other current and long term assets	247
Accounts payable	7,245
Accrued salaries, wages and benefits	10,115
Accrued interest	(827)
Income taxes payable/receivable	1,345
Other current and long term liabilities	852
Net cash and cash equivalents provided by operating
activities	84,076
Cash flows used in investing activities
Purchase of property, plant and equipment	(35,186)
Proceeds from sale of property, plant and equipment	1,410
Net cash and cash equivalents used in investing
activities	(33,776)
Cash flows provided by financing activities
Proceeds from revolving credit facilities	22,000
Payments of revolving credit facilities	(22,000)
Payment of term loans	(48,142)
Payment of notes payable	(554)
Payment of capital lease obligations	(1,151)
Proceeds from issuance of Class B common units	2
Net cash and cash equivalents used in financing activities	(49,845)

Effect of exchange rate changes on cash	(111)

Net increase in cash and cash equivalents	344
Cash and cash equivalents, beginning of year	14,822

Cash and cash equivalents, end of year	$15,226

Supplemental disclosure of cash flow information
Cash received for interest	$79
Cash paid for interest	$47,088
Cash paid for taxes	$14,361

See accompanying notes to the consolidated financial statements.

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

1.    Business Description and Summary of Significant Accounting Policies

Description of the Business
BF Bolthouse Holdco, LLC (the “Company” or “Bolthouse”) is a leading grower and processor of cut and peeled carrots and other value-added carrot products. Bolthouse is also a leading manufacturer of super premium all natural beverage products, and manufacturer of yogurt based, low-fat, low-calorie refrigerated salad dressings. Bolthouse markets its super premium beverages under the Bolthouse Farms and Bom Dia brands, and its dressings under the Bolthouse Farms brand. Approximately 29.6% of the Company's sales are shipped through its freight forwarding and warehousing operation, Fresh Logistics, in Hodgkins, Illinois. For the year ended March, 31, 2012, the Company's revenue was derived 62.3% from carrot products, 31.0% from beverages and dressings, and 6.8% from freight forwarding.

On December 16, 2005, the shareholders of Bolthouse Farms sold and/or contributed their shares of stock to Bolthouse Holding Corporation, Inc., a Delaware corporation and an affiliate of Madison Dearborn Capital Partners IV, L.P. (“MDCP IV”), and the Company (the “Bolthouse Acquisition”). The Bolthouse Acquisition was recorded under the purchase method of accounting and in accordance with FASB Emerging Issues Task Force (“EITF”) No. 88-16 Basis in Leveraged Buy-out Transactions. Consequently, the fair market value of acquired assets as of the acquisition date was recognized for the new owners' portion of the assets. The continuing owners' interest in those assets is recognized at historical cost.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the Bolthouse Acquisition:

Current assets	$154,752
Property, plant and equipment	300,320
Deferred financing costs	16,482
Intangible assets	184,039
Goodwill	447,732
Total assets acquired	1,103,325
Current liabilities	(42,482)
Notes Payable	(2,704)
Deferred income taxes	(113,136)
Minority interest	(24,752)
Total liabilities assumed	(183,074)
Net assets acquired	920,251
Issuance of debt	635,000
Equity in newly formed Company	$285,251

Of the $184,039 of acquired intangible assets, $61,556 was assigned to trade names and trademarks which are not subject to amortization. The amortizing intangible assets that make up the remaining $122,483 include customer relationships of $119,982, trade secrets of $2,456 and non-compete agreements of $45.

Bolthouse, a Delaware limited liability company, is headquartered in Bakersfield, California with additional domestic operations in the states of Washington and Illinois, and foreign operations in Japan, Brazil and Canada. The Company closed its Bolthouse do Brasil plant operations in August, 2011. See Note 13 Plant Closure.

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

Basis of Consolidation and Presentation
The consolidated financial statements include the financial statements of BF Bolthouse Holdco, LLC and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, intangibles and goodwill; valuation allowances for accounts receivable, inventories and deferred income tax assets; valuation of derivative instruments; promotional expenses; inventory reserves; and self-insurance accruals. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents consist of cash and investments that are readily convertible into cash and have original maturities to the Company of three months or less. The Company maintains its cash accounts with established commercial banks. Such cash deposits periodically exceed the Federal Deposit Insurance Corporation insured limit of $250,000 for each account.

Trade Accounts Receivable
Trade accounts receivable are recorded at the amount invoiced to customers on normal trade terms and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write‑off experience. The Company reviews its allowance for doubtful accounts monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Other Receivables
Other receivables are recorded at the amount invoiced to tenants who lease land from the Company and to growers for whom the Company provides seed, packaging materials and services. The receivables are included in Trade Accounts Receivable.

Inventories
Inventories are stated at the lower of cost or market. Cost is determined using the first‑in, first‑out method (FIFO).

Derivative Instruments and Hedging Activities
During 2010 the Company entered into two interest rate cap transactions with the intended purpose to cap the interest rate through February 11, 2013 and mitigate the Company's exposure to floating interest rates.

Changes in the fair values of the interest rate swap agreements (i.e., gains and losses resulting from the hedges) are recognized in the Statements of Operations during the accounting period that the change occurs. See Note 2.

Property, Plant and Equipment
Property, plant and equipment are stated at cost. Depreciation on property, plant and equipment is calculated on the straight‑line basis over the estimated useful lives of the assets. The estimated useful life of buildings and improvements is 25 to 30 years, while machinery and equipment is 3 to 15 years. Leasehold improvements are amortized straight-line over the shorter of the lease

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

term or estimated useful life of the asset. Land is not depreciated. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts. The difference between the net book value of the asset and the proceeds from disposition is recognized as a gain or loss. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

Goodwill and Intangible Assets
Goodwill represents the excess of cost over fair value of assets of businesses acquired, less liabilities assumed. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC Topics 350-20 and 350-30, Goodwill and Other Intangible Assets. Intangible assets with estimated useful lives are amortized on a straight-line basis over their respective estimated useful lives, ranging from 3 to 15 years, to their estimated residual values, and reviewed for impairment in accordance with FASB ASC Subtopic 360-10, Accounting for Impairment or Disposal of Long-Lived Assets.

Self Insurance
The Company is primarily self-insured for workers' compensation and employee medical and dental insurance claims. Self-insurance claim liability is determined actuarially based on claims filed and an estimate of claims incurred but not yet reported. Actuarial projections of the losses are employed due to the high degree of variability in the liability estimates. Some factors affecting the uncertainty of claims include the development time frame, settlement patterns, litigation and adjudication direction, and medical treatment and cost trends. The Company maintains stop loss coverage for individual claim amounts. The Company's accrual for self- insured claims was $9,521 at March 31, 2012. The current portion is recorded in accrued salaries, wages, and benefits and the long term portion is recorded in other liabilities.

Deferred Financing Costs
The Company capitalizes debt issuance costs and amortizes them into interest expense over the lives of the related debt instruments using the effective interest method. Deferred financing cost included in interest expense was $3,559 for the year ended March 31, 2012.

Leases
Leases are accounted for in accordance with FASB ASC Topic 840, Accounting for Leases. Rent expense for operating leases that contain scheduled rent increases is recognized on a straight-line basis over the lease term, including any option period included in the determination of the lease term. Contributions from landlords to fund leasehold improvements are recorded as deferred rent on operating leases and amortized as reductions in lease expense over the lease term.

Research and Development
Research and development costs are expensed as incurred. Research and development costs amounted to $2,254 for the year ended March 31, 2012.

Promotional Expenses and Advertising
Promotional expenses associated with rebates, marketing promotions and special pricing arrangements are recorded as a reduction of revenue at the time the sale is recorded. Certain of the expenses are estimated based on historical trends, expected future payments to be made under these programs, and expected future customer deductions to be taken under these programs.

Advertising costs are expensed as incurred and included in selling, general and administrative expenses. Advertising expense was $713 for the year ended March 31, 2012.

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in income tax expense in the accompanying statement of operations. See Note 9.

Impairment of Long‑Lived Assets
In accordance with FASB ASC Topic 360-10 Accounting for Impairment or Disposal of Long- Lived Assets, long‑lived assets, such as property, plant and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

During the year ended March 31, 2012 the Company recognized an impairment charge of $6,577 related to the closure of the Bolthouse do Brasil facility located in Belem, Brazil. See Note 13 for plant closure details.

Goodwill and intangible assets that have indefinite useful lives are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value. No goodwill and intangible assets impairment charges were recorded in 2012.

Revenue Recognition
The Company recognizes revenue when products are shipped and the customer takes ownership of products and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Shipping and other transportation costs charged to customers are recorded in both revenue and cost of goods sold.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company places its available cash and short-term investments with institutions of high credit quality. During the year ended March 31, 2012 one customer represented 13.5% of sales revenue and the loss of such customer could have a material adverse effect on the Company's future consolidated statements of operations and cash flows.

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Management believes, based on the advice of legal counsel, that there are no pending claims that management believes that are other than

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

remote that could have a materially adverse effect on the Company's financial position or future results of operations and cash flows.

Fair Value Measurements
FASB ASC Topic 820, Fair Value Measurement and Disclosure, prescribes fair value measurements of financial assets and financial liabilities and prescribes fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring and non-recurring basis. ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements). Level 2 measurements are derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The lowest priority is given to measurements which are unobservable (Level 3 measurements). The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company measures its long-lived assets on a nonrecurring basis at fair value using Level 3 inputs, as defined in the fair value hierarchy, when there is an indicator of impairment and an impairment charge is recognized.

The following tables represent fair value measurements of nonfinancial assets and liabilities that are measured on a nonrecurring basis at March 31, 2012.

Description	March 31, 2012	Quoted Prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)	Total gain (losses)
Bolthouse do Brasil Plant	$4,000	$—	$—	$4,000	$(6,577)

Fair value of the Bolthouse do Brasil Plant assets was determined using the amount included in an offer received in January, 2012. During fiscal year 2012, long-lived assets with a carrying value of $10,577 were written down to their fair value of $4,000, resulting in an impairment charge of $6,577.

Based upon the Company's current cost of capital, the carrying value of the Company's long term debt has a fair market value in excess of the amount recorded on the balance sheet of $2,059 at March 31, 2012.

2.    Interest Rate Cap Agreements

The Company enters into interest rate cap agreements to reduce the risks and costs associated with fluctuations in market interest rates. During 2010, the Company entered into two interest rate cap transactions with the intended purpose to cap the interest rate through February 11, 2013 and mitigate the Company's exposure to floating interest rates.

The first interest rate cap was transacted with Goldman Sachs for a notional amount of $175,000 with an effective date of April 9, 2010 and termination date of February 11, 2013. The second

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

interest rate cap was transacted with Credit Suisse for a notional amount of $225,000 with an effective date of May 11, 2010 and termination date of February 11, 2013. The transactions cap the Company's Eurodollar rate at 3% from the effective date though February 11, 2011, at 4% from February 12, 2011 through February 11, 2012, and at 5% from February 12, 2012 through February 11, 2013.

The estimated fair value of the interest rate cap instruments have been determined using Level 2 inputs, including available market information and valuation methodologies. The Company records the estimated fair value of the interest rate cap agreements at the balance sheet date on the consolidated balance sheet. Because these agreements have not been designated as hedges for accounting purposes, changes in fair values (i.e., gains and losses resulting from the hedges) are recognized in the Statements of Operations during the accounting period that the change occurs. The interest rate cap agreements fair value of $135 at March 31, 2011 was reduced to $0 at March 31, 2012. The change in fair value of $135 is included in interest expense for the year ended March 31, 2012.

3.    Trade Receivables

Accounts receivable consist of the following:

March 31, 2012
Trade accounts receivable	$65,303
Allowance for doubtful accounts	(30)
Trade accounts receivable, net	$65,273

Net bad debt expense totaled $207 for the year ended March 31, 2012.

4.    Inventories

A summary of inventories, by major classification, is set forth below.

March 31, 2012
Unharvested crops	$29,096
Seed and fertilizer	13,113
Packaging and ingredients	27,836
Finished goods	19,787
Total inventories	$89,832

Unharvested crops consist of costs accumulated in the preparation, planting and cultivating of carrot fields. Seed and fertilizer consist principally of carrot seeds, fertilizer and chemicals. Packaging and ingredients include packaging materials, containers, and beverage and dressing ingredients. Finished goods are packaged products held awaiting sale.

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

5.    Property, Plant and Equipment

The following table sets forth the major asset categories within property, plant and equipment.

March 31, 2012
Land and improvements	$31,226
Buildings and improvements	108,641
Leasehold improvements	13,776
Machinery and equipment	309,451
Machinery and equipment under capital leases	6,964
Construction in progress	22,069
492,127
Accumulated depreciation and amortization	(255,106)
$237,021

Accumulated depreciation and amortization includes $5,205 at March 31, 2012 related to machinery and equipment under capital leases.

Depreciation expense for all property, plant and equipment was $49,888 for the year ended March 31, 2012.

6.    Goodwill and Other Intangible Assets

The gross carrying value of goodwill and the gross value and accumulated amortization of other intangible assets are as follows:

	March 31, 2012
	Useful	Gross	Accumulated	Net Carrying
	Lives	Carrying Cost	Amortization	Amount

Unamortizable
Goodwill		$448,423	$—	$448,423
Trade names and trademarks		61,556	—	61,556

Amortizable
Trade secrets	7 years	2,456	(2,207)	249
Customer relationships	10 years	8,628	(4,889)	3,739
Covenant not to compete	10 years	7,477	(4,237)	3,240
Trademarks	10 years	5,751	(3,259)	2,492
Trademarks	15 years	357	(103)	254
Customer relationships	15 years	120,446	(50,460)	69,986
Covenant not to compete	15 years	2,580	(659)	1,921
Balance at March 31, 2012		$657,674	$(65,814)	$591,860

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

Based upon amounts recorded at March 31, 2012, total estimated amortization of all definite lived intangible assets are as follows:

2013	$10,660
2014	10,411
2015	10,411
2016	10,411
2017	8,954
Thereafter	31,034
$81,881

Amortization expense for all amortizable intangibles was $10,762 for the year ended March 31, 2012.

7.    Leases

The Company leases land and equipment under capital and non-cancelable operating leases that expire in various years through 2035, including a master lease agreement (the “Master Lease”) with Bolthouse Properties, LLC (“Properties”), a related party, see Note 14 Related Party Transactions.

The Master Lease has an initial term of ten years with four options each to extend for a period of five years at the Company's option. The Master Lease contains escalation provisions which have been used to determine the appropriate straight-line rent expense. Under the Master Lease, the Company is obligated to pay property taxes, insurance and utilities.

Future minimum lease payments under capital and non-cancelable operating leases at March 31, 2012 are as follows:

March 31, 2012
	Capital	Operating
	Leases	Leases
2013	$1,173	$6,113
2014	961	5,660
2015	481	5,267
2016	—	3,241
2017	—	2,502
Thereafter	—	3,921
Total minimum lease payments	2,615	$26,704
Amount representing interest	150
Present value of minimum lease payment	2,465
Less current portion	(1,038)
	$1,427

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

Total rent expense was $14,844 for the year ended March 31, 2012, of which a portion relates to other short term leases.

8.    Long Term Debt

The table below sets forth long term debt:

March 31, 2012
Revolving Credit Facility	$—
1st Lien Term Loan	473,771
2nd Lien Term Loan	175,000
Notes payable	581
649,352
Less: current portion	(5,403)
$643,949

Current Credit Facility
On February 11, 2010 the Company entered into a $780,000 senior secured credit facility comprised of (i) $55,000 senior revolving credit facility, (ii) $550,000 1st lien term loan and (iii) $175,000 2nd lien term loan. Borrowings under these facilities are secured by first and second liens on substantially all of the assets of the Company. The proceeds, net of a 1% discount, were used to pay off previous 1st and 2nd lien term loans and redeem preferred stock.

Revolving Credit Agreements
The February 11, 2010 revolving credit facility permits borrowings up to $55,000 including a Letter of Credit Sublimit defined as the lesser of (a) $10,000 and (b) the aggregate unused amount of the Revolver Commitments then in effect. Advances under the revolving credit facility are based on the prime rate, federal funds rate, or Eurodollar rate plus an applicable margin. Borrowings under the revolving credit facility bear interest at floating rates based upon the interest rate option selected (base rate or Eurodollar rate) from time to time by the Company. There were no outstanding borrowings on the revolving credit facility at March 31, 2012. Interest is payable quarterly and principal advances are due and payable in full on February 11, 2015, the maturity date. The Company may repay the outstanding principal balance at any time without penalty or premium. The revolving credit facility provides for a commitment fee of 0.75% per annum, payable quarterly in arrears to the lender on the average daily unused portion of the revolving credit facility.

Term Loans
The Company entered into a $550,000 1st lien term loan, due February 11, 2016 with quarterly principal payments of $1,375 (adjusted after each voluntary payment) commencing on July 1, 2010. Interest is payable monthly, bi-monthly, quarterly or semi-annually depending on the interest election by the Company. Currently the Company has elected monthly LIBOR consisting of the Adjusted Eurodollar rate (greater of the current LIBOR rate or 2.0%) plus an applicable margin of 3.5%. The Company also entered into a $175,000 2nd lien term loan due August 11, 2016 with interest payable monthly, bi-monthly, quarterly or semi-annually depending on the interest election by the Company. The Company currently has elected monthly LIBOR consisting of the Adjusted Eurodollar rate (greater of the current LIBOR rate or 2.0%) plus an applicable margin of 7.5%. Interest rates applicable to both the 1st and 2nd lien term loans at March 31, 2012 were 5.50% and 9.50% respectively.

The credit agreements associated with the revolving credit facility, 1st lien, and 2nd lien term loans contain two financial performance covenants that specify a minimum level of interest coverage

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

and a maximum level of leverage. As of March 31, 2012 management believes the company was in compliance with all financial covenants applicable to the credit facilities. Long-term debt and line of credit are secured by substantially all of the assets of the Company.

Future maturities of long-term debt are as follows:

Year ended March 31, 2012
2013	$5,403
2014	4,822
2015	4,822
2016	459,305
2017	175,000
$649,352

9.    Income Taxes

The components for the provision of income taxes are as follows:

	Current	Deferred	Total
Year ended March 31, 2012:
U.S. Federal	$10,601	$(5,262)	$5,339
State and local	2,686	13,403	16,089
Foreign Jurisdiction	347	—	347
	$13,634	$8,141	$21,775

Deferred income taxes are primarily the result of reporting depreciation and amortization, and the accrual of certain expenses differently for income tax and financial reporting purposes.

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

The tax effects of the temporary differences that give rise to deferred tax assets and (liabilities) are as follows:

	March 31, 2012
	Deferred Tax Assets	Deferred Tax Liabilities
Current:
Allowance for doubtful accounts	$8	$—
Inventories	1,031	—
Accrued vacation	727	—
Property taxes	—	(1,107)
Insurance	—	(424)
Fertilizer costs	—	(1,760)
State taxes	105	—
Accrued workers' compensation	3,032	—
Other	876	—
	5,779	(3,291)
Long-term:
Property, plant and equipment	—	(25,215)
Intangible assets	—	(43,025)
State tax credits	7,647	—
Investment in pass-through entity	—	(14,693)
Foreign tax credits	114	—
Valuation allowance	(114)	—
Net operating losses	2,617	—
Valuation allowance	(2,617)	—
Deferred rent	1,398	—
Other	—	(646)
	9,045	(83,579)

Total	$14,824	$(86,870)

The tax provision(benefit) differs from the amount that would be calculated by applying the federal statutory rate of 35% to income before income taxes as follows:

March 31, 2012
Statutory tax provision	$10,281
State income taxes	895
Foreign income taxes	347
Section 199	(1,130)
Federal and State tax credits	9,929
Non-taxable flow thru income	(177)
Change in valuation allowance	(84)
Reserve for uncertain tax positions	1,891
All other	(177)
$21,775

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company has established valuation allowances that relate primarily to certain foreign tax credit carryforwards and foreign net operating losses whose realizability is uncertain. Management believes it is more likely than not that the Company will generate sufficient future taxable income in the appropriate carryforward periods to realize the benefit of its remaining net deferred tax assets. However, if the available evidence were to change in the future, an adjustment to the valuation allowance may be required, resulting in additional income tax expense or benefit.

At March 31, 2012, the Company had net operating loss carryforwards from foreign operations available to offset future taxable income of $9,737 for foreign income tax purposes. The net operating loss carryforwards begin to expire in fiscal year 2031.

During the year ended March 31, 2012 the Company recognized approximately $231 of interest and penalties related to unrecognized tax benefits which are included in income tax expense.  Approximately $231 of accrued interest and penalties were included in the reserve for uncertain tax positions recorded on the Company's balance sheet at March 31, 2012.

The uncertain tax positions for the year ended March 31, 2012 consist of a reserve for California non-business interest expense of $1,103 and a reserve for foreign losses of $788, recorded in other accrued expenses. The Company expects the total amount of uncertain tax benefits to decrease by $788 within the next 12 months due to the expiring statute of limitations for a prior year tax return.

The Company files income tax returns in the U.S. federal and various state and local jurisdictions.  The Company's federal income tax returns for tax years 2006 and beyond remain subject to examination by the Internal Revenue Service. The Company's state income tax returns of the tax years 2006 and beyond remain subject to examination by various state taxing authorities. In addition, the Company has outstanding claims for refunds for the years-ending March 31, 2003 and March 31, 2005.

The Company has reduced the deferred tax asset related to California enterprise zone hiring credit carryover for the year-ended March 31, 2012. The California enterprise credit was reduced by $8,835, net of the federal tax benefit. The deferred tax was reduced as a result of a 2012 California Supreme Court ruling, with regards to the Franchise Tax Board's ability to request and examine supporting documentation for the enterprise zone hiring credits.

10.    Employee Benefits

The Company maintains a 401(k) Retirement Plan for its employees, which provides that the Company, make matching contributions of 100% of the first 3% of compensation deferred and 50% of the next 2% of compensation deferred. The Company's contributions were $942 in the year ended March 31, 2012. The Company suspended the employer matching contribution effective May 1, 2009. Subsequent to March 31, 2011, the Company elected to change the 401 (k)Retirement Plan matching contributions from discretionary to mandatory, effective June 1, 2011.

The Company provides health, dental and life insurance benefits to employees. Medical and dental benefits are provided primarily through self insurance group plans. The Company's contributions to these plans were $6,778 for the year ended March 31, 2012.

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

11.    Capital Structure and Member's Equity

Common Units
The Company has two classes of common units that entitle the holders to certain rights under its limited liability company agreement. Class A common units are entitled to voting rights and a liquidation preference until their invested capital has been fully returned. After the liquidation preference has been satisfied, all common unit holders share in distributions ratably. The Company's Class B common units are subject to voting restrictions based upon a vesting schedule. Class B common units vest, on a daily basis, over a period of five years from the date of purchase. On March 31, 2012, the Company had 361,481 Class A common units and 40,079 Class B common units outstanding. Class A and Class B common units have no par value.

Accumulated Other Comprehensive Income/Loss
The member's equity includes “Accumulated Other Income” from continuing operations. At March 31, 2012 the balance was comprised of $2,364 gain related to unrealized translation gains, net of tax of $1,273.

12.    Segment Information

The Company operates in three business segments, which are determined based upon product lines. The three segments consist of the growing, processing, and sale of carrots (“Carrot”), the bottling, marketing, and sale of super premium juice beverages and dressings (“CPG”), and freight forwarding and warehousing services (“Logistics”). Set forth below is a summary of the revenues, gross profit, depreciation in cost of goods, and gross profit before depreciation for Carrot, Beverage, and Logistics for the year ended March 31, 2012.

	Year ended March 31, 2012
	Carrot	CPG	Logistics	Total

Revenue	$428,997	$213,378	$46,527	$688,902
Gross profit	81,053	78,210	2,424	161,687
Depreciation in cost of goods	35,565	10,259	1,415	47,239
Gross profit before depreciation	$116,618	$88,469	$3,839	$208,926

The accounting policies of the segments are the same as those described in Note 1, Business Description and Summary of Significant Accounting Policies. Segment transactions are reported at cost and any intercompany profit is eliminated.

The Company's reportable segments are differentiated by the nature of their products and services. Performance of the segments is evaluated based upon gross profit before depreciation.

13.    Plant Closure

The Company routinely assesses every part of its business in order to find areas where the Company can drive significant improvement in quality and cost as well as better align its resources to execute its plans.

Bolthouse do Brasil Plant
In August 2011, the Company closed its Bolthouse do Brasil plant operations as ongoing production volume was too low to justify the cost of the facility. Costs related to the closure of $9,173, comprised of an impairment loss of $6,577 on the plant assets and other expenses of $2,596 related to severance and facility closure costs.

BF Bolthouse Holdco, LLC and Subsidiaries
Notes to Consolidated Financial Statements
(in thousands)

14.    Related Party Transactions

The Company leases approximately 22,990 acres of farm land from Bolthouse Properties, LLC, an entity in which a Class A Common Unit holder held a non-controlling interest. Rental payments made pursuant to the lease agreement amounted to approximately $2,235 for the year ended March 31, 2012. See Note 7 Leases.

The Company also leases 316 acres of farm land from a trust controlled by a Class A Common Unit holder. Rental payments made pursuant to the lease agreement amounted to approximately $39 for the year ended March 31, 2012.

In connection with the Bolthouse Acquisition, discussed in Note 1, the Company entered into a management services agreement with Madison Dearborn Partners, LLC (“Madison”), an affiliate of MDCP IV, the Company's controlling shareholder. Pursuant to the management services agreement, Madison will provide management consulting and financial services to the Company. Fees under the agreement are $1,000 annually.

15.    Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through June 15, 2012, the date at which the financial statements were available to be issued, and determined there are no items to disclose, except the event described below.

Subsequent to March 31, 2012 the Company's controlling shareholder entered into a process of marketing the Company for sale. This process has not been finalized as of the date of this report.